UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          November 30, 2004

Transcat, Inc.

(Exact name of registrant as specified in charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item. 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1 Transcat, Inc. Press Release Dated Nov. 30, 2004

Item. 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Appointment of Directors

     On November 30, 2004, Transcat, Inc. (“Transcat”) appointed Richard J. Harrison and Alan H. Resnick to its board of directors, expanding Transcat’s board to 11 members.

     Richard J. Harrison, 59, is Senior Retail Banking and Lending Officer at the National Bank of Geneva and Senior Retail Risk Manager at its holding company Financial Institutions, Inc. Previously, he held senior executive management positions with the Savings Bank of the Finger Lakes; United Auto Finance, Inc.; American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank); and Security Trust Company/Security New York State Corporation (now Fleet/Bank of America). Mr. Harrison holds a B.A. in History and Economics from Hobart College and a M.B.A. from the State University of New York at Buffalo.

     Alan H. Resnick, 61, is President of Janal Capital Management LLC, an investment management firm. Previously, he was Vice President and Treasurer of Bausch & Lomb Incorporated and a member of Bausch & Lomb’s Corporate Strategy Board until his retirement last month. He was responsible for all treasury-related activities including commercial and investment banking relationships, corporate finance, foreign exchange and interest rate management, corporate risk management, real estate and pension plan investment management. His experience includes numerous public offerings of debt instruments, syndicated revolving credit agreements, structured finance transactions, and numerous acquisition and divestiture projects. He was also a member of the Advisory Board of FM Global, a leading property insurance carrier, until his retirement from Bausch & Lomb. Mr. Resnick is Treasurer and a member of the Board of Directors of the Monroe Community College Foundation and serves on numerous boards and committees for several not-for-profit organizations in the greater Rochester, New York area. He holds a B.S. degree in Mathematics from Tufts University and a M.B.A. in Finance from Columbia University.

     Transcat’s articles of incorporation provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of the board of directors is elected at each annual meeting of shareholders. Mr. Harrison will serve in the class whose term expires at the annual meeting of shareholders to be held in 2005, and Mr. Resnick will serve in the class whose term expires at the annual meeting to be held in 2006. Mr. Harrison will serve on the Audit Committee, and Mr. Resnick will serve on the Compensation Committee.

     There are no arrangements or understandings between either Mr. Harrison or Mr. Resnick and any other persons with respect to their appointment as directors.

     Since April 1, 2003, there have been no transactions, nor are there any currently proposed transactions, to which Transcat was or is to be a party with which either Mr. Harrison or Mr. Resnick, or any member of their immediate families, had, or will have, a direct or indirect material interest.

     On November 30, 2004, Transcat issued a press release announcing the appointment of Mr. Harrison and Mr. Resnick to its Board of Directors. The press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as a part of this Form 8-K:

Exhibit No.	Description
99.1	Transcat, Inc. Press Release dated November 30, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: December 1, 2004	By:	/s/ Charles P. Hadeed

Charles P. Hadeed
Chief Operating Officer, Vice President of Finance
and Chief Financial Officer